Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group

(407) 650-1223

GLOBAL INCOME TRUST ACQUIRES FULLY LEASED PROPERTY IN TEXAS

— Company invests $31 million in office building located in growing market —

(FORT WORTH, Texas) Oct. 31, 2011 – Global Income Trust, Inc., a non-traded real estate investment trust (REIT) focused on acquiring global real estate assets, has acquired Heritage Commons IV, a three-story Class A office building, in Fort Worth, Texas for $31 million. Constructed in 2008, the 164,000-square-foot building is located on 10 acres and is fully leased to Mercedes-Benz Financial Services USA, LLC. Global Income Trust is sponsored by CNL Financial Group and advised by CNL Global Income Advisors, LLC.

The property is located prominently along Interstate 35 within Fort Worth’s world-class master planned AllianceTexas development. Current property manager Hillwood Property Services, which manages more than 50 properties within AllianceTexas, leased the space to Mercedes Benz Financial Services USA in 2008. The tenant provides financing for dealers and buyers of Daimler brand cars in the United States, Canada, Argentina, Brazil and Mexico.

                             [PHOTO]

Heritage Commons IV

“The office has a secure tenant and is located in a dynamic market that is growing each year,” said Andy Hyltin, president of Global Income Trust. “This acquisition should help Global Income Trust meet its targeted income for shareholders, representing an attractive investment opportunity for us.”

Global Income Trust’s acquisition of Heritage Commons IV is the second part of a two-building purchase agreement signed in June 2011. The first property, Heritage Commons III, was acquired for $18.75 million,

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Global Income Trust Acquires Fully Leased Property in Texas / page 2 resulting in a total acquisition price of $49.75 million for a combined space of 283,000 square feet.

The Dallas-Fort Worth-Arlington region is the fourth largest metro area in the country with a population of 6.45 million residents. According to the U.S. Census Bureau, the area had the second highest rate of population growth between 2000 and 2009. The Dallas/Fort Worth office market is the second largest office market in the United States and has positive absorption rates for Class A properties. The area is home to the headquarters of several Fortune 500 companies.

About Global Income Trust, Inc.

Global Income Trust, Inc. is a company whose goal is to provide investors with income. The company, which is taxed as a real estate investment trust (REIT), plans to build a portfolio of U.S. and international properties, with up to 60 percent of its assets located outside the U.S. For more information, visit www.IncomeTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $25 billion in assets. CNL is headquartered in Orlando, Florida.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Global Income Trust, Inc.’s (herein also referred to as the “Company”) future financial position, business strategy, projected levels of income, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the markets in which we engage in business, equity raise and the ability to obtain financing for transactions, the impact of the current credit crisis and economic recession, the impact of current and future environmental and other governmental regulations affecting the Company’s assets, the Company’s ability to locate suitable investments, the Company’s ability to develop new properties or make improvements to any existing properties on a timely or cost-efficient basis, the Company’s abilities to manage growth, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, and the Company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Global Income Trust or persons acting on its behalf are qualified in their entirety by these cautionary statements.

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